                                                                    EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement of St. Joseph Capital Corporation on Form S-8 (Registration No. 333-14999) dated October 29, 1996, relative to the St. Joseph Capital Bank 401(k) Plan, of our report, dated March 2, 2000 on the consolidated financial statements of St. Joseph Capital Corporation as of December 31, 1999 and 1998 and for the years ended December 31, 1999, 1998 and 1997, included in St. Joseph Capital Corporation's Annual Report on Form 10-KSB for 1999.




                                        /s/      Crowe, Chizek and Company LLP
                                                 Crowe, Chizek and Company LLP



South Bend, Indiana
March 27, 2000